EXHIBIT 99
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                        FOR:              PLAY-BY-PLAY TOYS & NOVELTIES, INC.

                        COMPANY CONTACT:  SAUL GAMORAN
                                          EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
FOR IMMEDIATE RELEASE                     PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                                          (206) 464-4200
                    INVESTOR RELATIONS:   DONNA STEIN, CINDY REID, JILL MELESKI
                                          MORGEN-WALKE ASSOCIATES, INC.
                                          (212) 850-5600
                        MEDIA CONTACT:    JEFF SIEGEL
                                          MORGEN-WALKE ASSOCIATES, INC.
                                          (212) 850-5600
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          RAYMOND BRAUN NAMED PRESIDENT AND CHIEF OPERATING OFFICER OF
                       PLAY-BY-PLAY TOYS & NOVELTIES, INC.

                      -SEVERAL SENIOR EXECUTIVES PROMOTED-


SAN ANTONIO, TX, FEBRUARY 17, 1999 -- PLAY-BY-PLAY TOYS & NOVELTIES, INC. (NASDAQ: PBYP) announced today that Raymond Braun, 42, who joined the Company in 1997 as Chief Financial Officer, has been promoted to President and Chief Operating Officer, reporting to Arturo G. Torres, Chairman and Chief Executive Officer. Mr. Braun fills a position previously held by Mark Gawlik, who has left the Company to pursue other interests.

Mr. Braun has worked with Play-By-Play since its inception in 1992 as the Company's financial advisor employed by Coopers & Lybrand L.L.P. During his sixteen year tenure with Coopers & Lybrand L.L.P., Mr. Braun was a partner in their Business Assurance group, directly involved with financial advisory services including mergers and acquisitions, corporate financing and debt restructuring. Mr. Braun, a Certified Public Accountant, earned his Bachelor of Business Administration degree from the University of Texas in 1980.

Mr. Torres commented, "We thank Mark for his years of service to Play-By-Play and we wish him well in his future endeavors. The Board of Directors and I believe that Raymond is ideally suited to take on the responsibilities of President and Chief Operating Officer given his vast business experience in both the public and private sectors, and his knowledge of our industry. I know that his leadership will be instrumental in the Company's future growth."


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Play-By-Play also announced three senior management promotions. Joe Guerra, 37, who joined the Company one year ago as Controller, has been promoted to Chief Financial Officer. James Weisfield, 32, who joined the Company three years ago as Vice President, Premiums and Promotions, has been promoted to Senior Vice President, Retail, Premiums, and Merchandise. Mark Haug, 43, Vice President, Merchandise, who has been with the Company for three years, has been promoted to Senior Vice President, Fundraising, Direct Mail, and Merchandise. All aforementioned individuals will be reporting to Mr. Braun.

Mr. Torres continued, "These promotions are in recognition of the solid contributions that these individuals have made in their respective positions to the Company. We believe that we have a very strong management team to continue to pursue numerous opportunities in all sectors of our business--retail, amusement and Internet. Play-By-Play made a strong showing at Toy Fair last week, and we look forward to reporting our progress in the weeks ahead."

Play-By-Play Toys & Novelties, Inc. designs, develops, markets and distributes stuffed toys, novelties and its Play-Faces line of sculpted toy pillows based on its licenses for popular children's entertainment characters, professional sports team logos and corporate trademarks. The Company also designs, develops and distributes electronic toys and non-licensed stuffed toys, and markets and distributes a broad line of non-licensed novelty items. Play-By-Play has license agreements with major corporations engaged in the children's entertainment character business, including Warner Bros., The Walt Disney Company, Paws, and many others, for properties such as Looney Tunes(TM), Winnie the Pooh, Batman(TM),Superman(TM), Mickey Mouse and Garfield.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, WITHOUT LIMITATION, RISKS ASSOCIATED WITH THE COMPANY'S RELATIONSHIPS WITH LICENSORS, COMPETITIVE AND ECONOMIC FACTORS, PRICE CHANGES BY COMPETITORS, ABILITY TO MANAGE GROWTH, ABILITY TO SOURCE PRODUCTS, INTERNATIONAL TRADE RELATIONS, MANAGEMENT OF QUARTER TO QUARTER RESULTS, INCREASE IN COSTS OF RAW MATERIALS, TIMING OF TECHNOLOGICAL ADVANCES BY THE COMPANY AND ITS COMPETITORS, LACK OF ACCEPTANCE BY CONSUMERS OF NEW PRODUCTS, AND THE OTHER FACTORS DISCUSSED IN THE "RISK FACTORS" SECTION OF THE COMPANY'S FORM 10-K DATED JULY 31, 1997. UPDATED INFORMATION WILL BE PERIODICALLY PROVIDED BY THE COMPANY AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.

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